Exhibit 107

Calculation of Filing Fee Tables

Form Resale S-1

(Form Type)

CXApp Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share (“Common Stock”)	457(c)	3,049,000	$1.83(2)	$5,564,425	.00014760	$821.31
Total Offering Amounts					$5,564,425		$821.31
Total Fees Previously Paid							$0.00
Total Fee Offsets							$0.00
Net Fee Due							$821.31

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the $2.04 (high) and $1.61 (low) sale price of the Common Stock as reported on The Nasdaq Stock Market LLC on August 5, 2024, which date is within five business days prior to filing this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock	6,977,776	$10,047,997.40	S-1	333-271340	April 19, 2023
Equity	Common Stock(2)	24,080,000	$276,920,000	S-1	333-271340	April 19, 2023
Equity	Common Stock (held by sponsor and other affiliates)	10,280,000		S-1	333-271340	April 19, 2023
Warrants	Warrants to purchase Common Stock (“Warrants”)	10,280,000		S-1	333-271340	April 19, 2023

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock.